Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-00252 on Form S-8 pertaining to the EQT Corporation Employee Savings Plan, as amended by Post-effective Amendment No. 1 to such Registration Statement, of our report dated June 27, 2011, with respect to the financial statements and schedule of the EQT Corporation Employee Savings Plan included in this Annual Report (Form 11-K) for the two-day short year period ended December 31, 2010 and the year ended December 29, 2010.

/s/ Ernst & Young LLP
Ernst & Young LLP

Pittsburgh, Pennsylvania

June 27, 2011

22